Exhibit 10.19

FIRST AMENDMENT TO

THE AGREEMENT OF PURCHASE AND SALE

(Waller – 61 acres)

THIS FIRST AMENDMENT TO THE AGREEMENT OF PURCHASE AND SALE (this “Amendment”) is entered into effective as of the July 12, 2023 (the “Effective Date”), by and between DORIS HAYES, BETTY JONES and CARL JONES, as Seller (“Seller”) and MAPLE X, INC., a Texas corporation, as Purchaser (“Purchaser”).

RECITALS

A.	Seller and Buyer are parties to that certain Agreement for Purchase and dated effective February 1, 2023, for the purchase and sale of approximately 61 acres in Waller County, Texas (the “Agreement”); and

B.	Buyer and Seller desire to modify the Agreement, and the parties have agreed to execute this Amendment to reflect such modification to the Agreement.

AGREEMENT

NOW, FOR AND IN CONSIDERATION of the covenants, agreements and premises herein set forth, Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties hereto intending to be legally bound hereby, do covenant and agree as follows:

1. Capitalized Terms. All capitalized terms that are not otherwise defined herein shall be defined as set forth in the Agreement.

2. Inspection Period. The Inspection Period in hereby extended to 11:59 p.m. on July 31, 2023.

3. Closing Date. The Closing Date shall be August 15, 2023.

4. Effect of Amendment. Except as modified in this Amendment, there are no changes to the Agreement, and the Agreement as herein modified remains in full force and effect as of the date hereof and is hereby ratified by the parties in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either party for any default under the Agreement, nor constitute a waiver of any provision of the Agreement. In the event of a conflict between the Agreement and this Amendment, the terms of this Amendment shall control.

5. Multiple Counterparts. This Amendment may be executed by the parties hereto individually or in combination or in one or more counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument. Signatures given by facsimile or portable document format shall be binding and effective to the same extent as original signatures.

SIGNATURES ARE ON THE NEXT PAGE

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

SELLER:	PURCHASER:

/s/ Doris Hayes	MAPLE X, INC
Doris Hayes	a Texas corporation

By:	/s/ Itiel Kaplan
Itiel Kaplan, President

/s/ Betty Jones
Betty Jones

/s/ Carl Jones
Carl Jones